Exhibit 25(b) under Form N-2

FEDERATED HERMES PROJECT AND TRADE FINANCE TENDER FUND
(effective as of June 26, 2020)

(formerly: Federated Project and Trade Finance Tender Fund)

(a Delaware Statutory Trust)

BY-LAWS

Dated as of October 1, 2016

TABLE OF CONTENTS

ARTICLE I INTRODUCTION 1

Section 1. Declaration of Trust 1

Section 2. Defined Terms 1

ARTICLE II OFFICES 1

Section 1. Principal Office 1

Section 2. Delaware Office 1

Section 3. Other Offices 1

ARTICLE III MEETINGS OF SHAREHOLDERS 1

Section 1. Place of Meetings 1

Section 2. Call of Meetings 1

Section 3. Notice of Shareholders’ Meetings 2

Section 4. Manner of Giving Notice; Affidavit of Notice 2

Section 5. Adjourned Meeting; Notice 3

Section 6. Voting 4

Section 7. Waiver of Notice; Consent of Absent Shareholders 4

Section 8. Record Date for Shareholder Notice, Voting and Giving Consents 5

Section 9. Proxies 5

Section 10. Inspectors of Election 6

Section 11. Conduct of Meetings 6

Section 12. Shareholder Action by Written Consent 6

Section 13. Quorum 7

ARTICLE IV BOARD OF TRUSTEES 7

Section 1. Trustees and Vacancies 7

Section 2. Place of Meetings; Meetings by Telephone 8

Section 3. Regular Meetings 8

Section 4. Special Meetings 8

Section 5. Quorum 8

Section 6. Waiver of Notice 8

Section 7. Adjournment 9

Section 8. Action Without a Meeting 9

Section 9. Fees and Compensation of Trustees 9

Section 10. Special Action 9

ARTICLE V COMMITTEES 9

Section 1. Committees of the Trustees 9

Section 2. Meetings and Actions of Committees 10

ARTICLE VI OFFICERS 10

Section 1. Officers 10

Section 2. Election 10

Section 3. Removal and Resignation of Officers 11

Section 4. Vacancies in Office 11

Section 5. Chairman of the Board of Trustees 11

Section 6. President 12

Section 7. Vice Presidents 12

Section 8. Secretary 12

Section 9. Treasurer and Assistant Treasurers 12

Section 10. Chief Legal Officer 13

Section 11. Chief Compliance Officer 13

Section 12. Vice Chairman 13

Section 13. Compensation 13

ARTICLE VII INSPECTION OF RECORDS AND REPORTS 13

Section 1. Maintenance and Inspection of Share Register 13

Section 2. Maintenance and Inspection of Declaration of Trust and By-laws 13

Section 3. Maintenance and Inspection of Other Records 13

Section 4. Inspection by Trustees 14

ARTICLE VIII DIVIDENDS 14

Section 1. Declaration of Dividends 14

Section 2. Delegation of Authority Relating to Dividends 14

Section 3. Reserves 14

ARTICLE IX GENERAL MATTERS 15

Section 1. Checks, Drafts, Evidence of Indebtedness 15

Section 2. Contracts and Instruments; How Executed 15

Section 3. Certificates for Shares 15

Section 4. Lost Certificates 15

Section 5. Representation of Shares of Other Entities Held by the Fund 15

Section 6. Bonds and Other Security 16

Section 7. Transfer of Shares 16

Section 8. Holders of Record 16

Section 9. Fiscal Year 16

Section 10. Seal 16

Section 11. Writings 16

Section 12. Severability 16

Section 13. Headings 16

ARTICLE X AMENDMENTS 17

FEDERATED PROJECT AND TRADE FINANCE TENDER FUND BY-LAWS

ARTICLE I INTRODUCTION

Section 1. Declaration of Trust. These By-laws are subject to the Declaration of Trust and, in the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

Section 2. Defined Terms. Defined terms used but not defined in these By-laws have the meanings given to them in the Declaration of Trust.

ARTICLE II OFFICES

Section 1. Principal Office. The Board of Trustees shall fix, and from time to time may change, the location of the principal executive office of the Fund at any place within or outside the State of Delaware.

Section 2. Delaware Office. The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Fund’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware, and in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Fund. The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until a certificate of amendment to the Certificate of Trust is filed in the office of the Delaware Secretary of State.

Section 3. Other Offices. The Board of Trustees may at any time establish branch or subordinate offices at any place or places within and outside the State of Delaware as the Trustees may from time to time determine.

ARTICLE III MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place within or outside the State of Delaware designated by the Board of Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Fund.

Section 2. Call of Meetings. There shall be no annual meetings of Shareholders except as required by law. Special meetings of Shareholders of the Fund or of any Class may be called at any time by a majority of the Board of Trustees, or by the President or the Secretary, for the purpose of taking action upon any matter requiring the authorization or approval of the

Shareholders of the Fund or of any Class as herein provided or provided in the Declaration of Trust or upon any other matter as to which such authorization or approval is deemed to be necessary or desirable by the Trustees. Meetings of Shareholders of the Fund or of any Class may be called upon the written request of Shareholders holding at least ten percent (or such lesser percentage as may be required by law) of the outstanding Shares entitled to vote at such meeting, provided that: (i) such request shall state the purposes of such meeting and the matters proposed to be acted on; and (ii) the Shareholders requesting such meeting shall have paid to the Fund the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders; and provided, further, that a meeting shall not be called upon the request of Shareholders to consider any matter that is substantially the same as a matter voted upon at any meeting held during the preceding twelve months, unless requested by the holders of a majority of the outstanding Shares entitled to be voted at such meeting. If the Secretary fails for more than sixty days to call a meeting requested in accordance with the preceding sentence, the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice.

Section 3. Notice of Shareholders’ Meetings. All notices of meetings of Shareholders shall be sent or otherwise given in accordance with Section 4 of this Article III not less than seven nor more than sixty days before the date of the meeting and not more than one hundred and twenty days before the date of the meeting. The notice shall specify: (i) the place, date and hour of the meeting; and (ii) the purpose of such meeting and the matters proposed to be acted on. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees who at the time of the notice are intended to be presented for election. Except with respect to adjournments as provided herein, no business shall be transacted at such meeting other than that specified in the notice.

Section 4. Manner of Giving Notice; Affidavit of Notice.

(a)                Notice of any meeting of Shareholders shall be given: (i) either personally or by first-class mail or other written or electronic communication, charges prepaid; and

(ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Fund or its transfer agent, or given by the Shareholder to the Fund for the purpose of notice. If no such address appears on the Fund’s books or such address is not given to the Fund, or to the Fund’s transfer or similar agent, notice shall be deemed to be waived and therefore unnecessary, unless and until the Shareholder provides the Fund, or the Fund’s transfer or similar agent, with his or her address. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written or electronic communication or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice otherwise may be given effectively to Shareholders, any notice to Shareholders given by the Fund shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations promulgated by the Commission. Notice shall be deemed to have been given at the time when delivered personally, deposited in the mail or with a courier, or sent by facsimile, .pdf, electronic mail or other means of written or electronic communication.

(b)               If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Fund is returned to the Fund by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if such future notices shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Fund for a period of one year from the date of the giving of the notice.

(c)                An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the records of the Fund.

(d)               A notice given by a Shareholder to be proper must set forth (i) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee (A) the name, age, business address and residence address of such person, (B) the Class and number of Shares that are beneficially owned or owned of record by such person, (C) the date such Shares were acquired and the investment intent of such acquisition, and (D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest, or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the Shareholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder or any Shareholder affiliate or family member (including any anticipated benefit to the Shareholder or any Shareholder affiliate or family member therefrom) and of each beneficial owner of Shares, if any, on whose behalf the proposal is made; (iii) as to the Shareholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such Shareholder, as they appear on the Fund’s stock ledger and current name and address, if different, of such beneficial owner, (2) the Class and number of Shares which are owned beneficially or of record by such Shareholder and/or such beneficial owner, (3) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk of Share price changes for, or to increase the voting power of, such Shareholder or beneficial owner with respect to any Share (collectively “Hedging Activities”), and (4) the extent to which such Shareholder or such beneficial owner, if any, has engaged in Hedging Activities with respect to shares or other equity interests of any other trust or company; and (iv) to the extent known by the Shareholder giving the notice, the name and address of any other Shareholder supporting the nominee for election or reelection as a Trustee or the proposal of other business on the date of such Shareholder’s notice.

Section 5. Adjourned Meeting; Notice. Any Shareholders’ meeting, whether or not a quorum is present, may be adjourned with respect to one or more matters to be considered at such meeting by action of the chairman of the meeting. Notice of adjournment of a Shareholders’ meeting to another time or place need not be given, if the adjourned meeting is held within a reasonable time after the date set for the original meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than one hundred twenty days from the date of the original meeting, in which case the Board of Trustees shall set a new record date. If a new record date is fixed for the adjourned meeting, notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article III. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. An adjournment may be made with respect to one or more proposals, but not necessarily all proposals, to be voted or acted upon at such meeting and any such adjournment shall not delay or otherwise affect the effectiveness and validity of a vote or other action taken prior to adjournment.

Section 6. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust. The Shareholders’ vote may be by voice vote or by ballot; provided, however, that any election of Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may cast part of the votes that such Shareholder is entitled to cast in favor of the proposal and refrain from casting and/or cast the remaining part of such votes against the proposal. If any Shareholder fails to specify the number of votes that such Shareholder is casting in favor of the proposal, it shall be conclusively presumed that such Shareholder is casting all of the votes that such Shareholder is entitled to cast in favor of such proposal. Except when a larger vote is required by any provision of the Declaration of Trust or these By-laws or by applicable law, when a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality of the Shares voted shall elect a Trustee, provided that where any provision of applicable law, the Declaration of Trust or these By-laws requires the holders of any Class to vote as a Class or the holders of a Class to vote as a Class, then a majority of the Shares of that Class voted on the matter shall decide that matter insofar as that Class is concerned. There shall be no cumulative voting in the election or removal of Trustees.

Section 7. Waiver of Notice; Consent of Absent Shareholders.

(a)    The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, provided a quorum is present either in person or by proxy at the meeting and if written or electronic consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter under these By-Laws and the Declaration of Trust and such action is submitted to Shareholders by the consent of the Board of Trustees. Such written consent shall be treated for all purposes as a vote taken at a meeting of Shareholders. Whenever notice of a meeting is required to be given to a Shareholder under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

(b)    Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects for the record at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made for the record at the beginning of the meeting.

Section 8. Record Date for Shareholder Notice, Voting and Giving Consents.

(a)    For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment or postponement thereof, the Board of Trustees may fix in advance a record date which shall not be more than sixty days before the date of any such meeting. If the Trustees do not so fix a record date, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day which is five business days before the day on which the meeting is held. The Shareholders of record entitled to vote at a Shareholders’ meeting shall be deemed the Shareholders of record at any meeting reconvened after one or more adjournments, unless the Board of Trustees has fixed a new record date. If the Shareholders’ meeting is adjourned for more than one hundred twenty days after the original date, the Board of Trustees shall establish a new record date.

(b)    The record date for determining Shareholders entitled to give consent to action in writing without a meeting: (i) when no prior action of the Board of Trustees has been taken, shall be the day on which the first written consent is given; or (ii) when prior action of the Board of Trustees has been taken, shall be the close of business on the day on which the Trustees adopt the resolution taking such action.

(c)    Nothing in this Section 8 of this Article III shall be construed as precluding the Board of Trustees from setting different record dates for different Classes. Only Shareholders of record on the record date, as herein determined, shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Fund after such record date.

Section 9. Proxies. Every Shareholder entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the Shareholder and filed with the secretary of the Fund; provided, that an alternative to the execution of a written proxy may be permitted as provided in the second paragraph of this Section 9 of this Article III. A proxy shall be deemed signed if the Shareholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Shareholder executing it by a written notice delivered to the Fund prior to the exercise of the proxy or by the Shareholder’s execution of a subsequent proxy or attendance and vote in person at the meeting; or (ii) written notice of the death or incapacity of the Shareholder is received by the Fund before the proxy’s vote is counted; provided, however, that no proxy shall be valid after the expiration of eleven months from the date of the proxy unless otherwise provided in the proxy. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of the State of Delaware.

With respect to any Shareholders’ meeting, the Board of Trustees may act to permit the Fund to accept proxies by any electronic, telephonic, computerized, telecommunications or other reasonable alternative to the execution of a written instrument authorizing the proxy to act, provided the Shareholder’s authorization is received within eleven months before the meeting. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest with the challenger. Unless otherwise specifically limited by their terms, proxies shall entitle the Shareholder to vote at any adjournment of a Shareholders’ meeting.

Section 10. Inspectors of Election. Before any meeting of Shareholders, the Board of Trustees may appoint any person other than nominees for office to act as inspector of election at the meeting or its adjournment. If no inspector of election is so appointed, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint an inspector of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may, and on the request of any Shareholder or a Shareholder’s proxy shall, appoint a person to fill the vacancy.

The inspector shall:

(a)    determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b)	receive votes, ballots or consents;

(c)    hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d)	count and tabulate all votes or consents;

(e)	determine when the polls shall close;

(f)	determine the result of voting or consents; and

(g)    do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 11. Conduct of Meetings. The Chairman of the Board of Trustees shall preside at each meeting of Shareholders. In the absence of the Chairman of the Board of Trustees, the meeting shall be chaired by the President, or if the President is not present, by any Vice President, or if none of them is present, then by the person selected for such purpose at the meeting. In the absence of the Secretary or an Assistant Secretary, the secretary of the meeting shall be such person as the Chairman of the meeting shall appoint. At every meeting of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions concerning the qualification of voters and the validity of proxies, the acceptance or rejection of votes, and procedures for the conduct of business not otherwise specified by these By-laws, the Declaration of Trust or law, shall be decided or determined by the Chairman of the meeting.

Section 12. Shareholder Action by Written Consent.

(a)    Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting if such action is submitted to Shareholders by consent of the Board of Trustees and written consent to the action is filed with the records of the meetings of Shareholders by the holders of the number of Shares that would be required to approve the matter; provided, however, that the Shareholders receive any necessary information statement or other necessary documentation in conformity with the requirements of the Securities Exchange Act of 1934 or the rules or regulations thereunder. Any such written consent may be executed and given by facsimile, .pdf, electronic mail, electronic signature or other electronic means. All such consents shall be filed with the Secretary of the Fund and shall be maintained in the Fund’s records. Any Shareholder giving a written consent, a transferee of the Shares, a personal representative of the Shareholder, or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Fund before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

(b)    If the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article III to each Shareholder entitled to vote who did not execute such written consent.

Section 13. Quorum. Except when a larger quorum is required by applicable law, the Declaration of Trust or these By-laws, one-fourth of the Shares present in person or represented by proxy and entitled to vote at a Shareholders’ meeting shall constitute a quorum at such meeting. When a separate vote by one or more Classes is required, one-fourth of the Shares of each such Class present in person or represented by proxy and entitled to vote shall constitute a quorum at a Shareholders’ meeting of such Class.

If a quorum, as above defined, shall not be present for the purpose of any vote that may properly come before any meeting of Shareholders at the time and place of any meeting, the Chairman, or Shareholders present in person or by proxy and entitled to vote at such meeting on such matter holding a majority of the Shares present and entitled to vote on such matter, may adjourn the meeting from the time to time to be held at the same place without further notice than by announcement to be given at the meeting until a quorum, as above defined, entitled to vote on such matter, shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened.

ARTICLE IV BOARD OF TRUSTEES

Section 1. Trustees and Vacancies. The business and affairs of the Fund shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility, so far as such powers are not inconsistent with the laws of the State of Delaware, the Declaration of Trust, or these By-laws.

Vacancies in the Board of Trustees may be filled as set forth in the Declaration of Trust. In the event that all Trustee offices become vacant, an authorized officer of the Investment Adviser shall serve as the sole remaining Trustee effective upon the vacancy in the office of the last Trustee, subject to applicable provisions of the 1940 Act. In such case, the Investment Adviser, as the sole remaining Trustee, shall, as soon as practicable, fill all of the vacancies on the Board of Trustees; provided, however, that the percentage of Trustees who are not Interested Persons of the Fund shall be no less than that permitted by applicable provisions of the 1940 Act. Thereupon, the Investment Adviser shall resign as Trustee and a meeting of the Shareholders shall be called, as required by applicable provisions of the 1940 Act, for the election of Trustees.

Section 2. Place of Meetings; Meetings by Telephone. All meetings of the Board of Trustees may be held at any place within or outside the State of Delaware that has been designated from time to time by the Trustees. In the absence of such a designation, regular meetings shall be held at the principal executive office of the Fund. Subject to any applicable requirements of applicable provisions of the 1940 Act, any meeting may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

Section 3. Regular Meetings. Regular meetings of the Board of Trustees shall be held at such times as shall be fixed from time to time by the Trustees. Such regular meetings may be held in accordance with the fixed schedule without call or any additional notice.

Section 4. Special Meetings. Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by Chairman, the President, the Secretary or by a majority of Trustees. Notice of the time, place and purpose of special meetings shall be communicated to each Trustee orally in person or by telephone at least forty-eight hours before the meeting or transmitted to him or her by first-class mail, or by facsimile, .pdf, electronic mail or other electronic means, addressed to each Trustee at that Trustee’s address as it is shown on the records of the Fund at least seventy-two hours before the meeting. Oral notice shall be deemed to be given when given directly to the person required to be notified and all other notices shall be deemed to be given when sent. The notice need not specify the place of the meeting if the meeting is to be held at the principal executive office of the Fund.

Section 5. Quorum. One-third, but not less than two, of the authorized number of Trustees shall constitute a quorum for the transaction of business (unless there is only one Trustee, at which point a quorum will consist of that one Trustee), except to adjourn as provided in Section 7 of this Article IV. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 6. Waiver of Notice. The transactions of a meeting of Trustees, however called and noticed and wherever held, shall be valid as though transacted at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting with respect to that person, except when the person objects for the record at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that such attendance is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made for the record at the beginning of the meeting. Whenever notice of a meeting is required to be given to a Trustee under the Declaration of Trust or these By-laws, a written waiver thereof, executed before or after the meeting by such Trustee or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice. The waiver of notice or consent need not specify the purpose of the meeting.

Section 7. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 8. Action Without a Meeting. Unless applicable provisions of the 1940 Act require that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees may be taken without a meeting by unanimous written consent of the Trustees. Any such written consent may be executed and given by facsimile or other electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board of Trustees.

Section 9. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees. This Section 9 of Article IV shall not be construed to preclude any Trustee from serving the Fund in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

Section 10. Special Action. When the number of Trustees, or members of a committee, as the case may be, required for approval of an action at a meeting of the Trustees or of such committee at which all members of the Board of Trustees or such committee are present at such meeting, however called, or whenever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto on the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

ARTICLE V COMMITTEES

Section 1. Committees of the Trustees. The Board of Trustees may, by resolution adopted by a majority of the authorized number of Trustees, designate one or more committees as set forth in the Declaration of Trust, to serve at the pleasure of the Board of Trustees. The Board of Trustees may designate one or more Trustees or other persons as alternate members of any committee who may replace any absent member at any meeting of the committee. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. Each committee member shall serve at the pleasure of the Trustees. Each committee shall maintain records of its meetings and report its actions to the Trustees. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. The Trustees may delegate to any committee any of its powers, subject to the limitations of applicable law. Any committee, to the extent provided in the resolution of the Board of Trustees, shall have the authority of the Board of Trustees, except with respect to:

(a)    the approval of any action which under the Declaration of Trust or applicable law also requires Shareholders’ authorization or approval or requires authorization or approval by a majority of the entire Board of Trustees or certain members of the Board of Trustees;

(b)    the filling of vacancies on the Board of Trustees or on any committee. However, a committee may nominate trustees and, if required by applicable provisions of the 1940 Act, elect trustees who are not “interested persons” as defined in the 1940 Act;

(c)    the fixing of compensation of the trustees for serving on the Board of Trustees or on any committee;

(d)    the amendment or repeal of the Declaration of Trust or of these By-laws or the adoption of a new Declaration of Trust or new By-laws; or

(e)    the amendment or repeal of any resolution of the Board of Trustees which by its express terms is not so amendable or repealable.

Section 2. Meetings and Actions of Committees. Meetings and action of any committee shall be governed by and held and taken in accordance with the provisions of the Declaration of Trust and Article IV, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and its members, except that the time of regular meetings of any committee may be determined either by the Board of Trustees or by the committee. Special meetings of any committee may also be called by resolution of the Board of Trustees, and notice of special meetings of any committee shall also be given to all alternate members who shall have the right to attend all meetings of the committee. The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these By-laws.

ARTICLE VI OFFICERS

Section 1. Officers. The Fund shall have a President, a Secretary, a Treasurer, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents. The Fund may also have, at the discretion of the Board of Trustees, one or more Vice Chairmen (who need not be a Trustee), and other officers or agents, including one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be established by the Board of Trustees. Any person may hold more than one office of the Fund, except that no one person may serve concurrently as both President and Vice President. Any officer may be, but need not be, a Trustee or Shareholder.

Section 2. Election. The officers of the Fund, except such officers as may be elected or appointed in accordance with the provisions of Section 4 of this Article VI, shall be elected by the Board of Trustees, and each shall serve at the pleasure of the Trustees. The Trustees may empower the President to appoint such assistant or subordinate officers as the business of the Fund may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these By-laws or as the Trustees or the President may from time to time determine.

Section 3. Removal and Resignation of Officers.

(a)    Any officer may be removed, either with or without cause, by the Board of Trustees or by such officer upon whom the power of removal may be conferred by the Trustees.

(b)    Any officer may resign at any time by giving written notice to the Fund. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice, and unless otherwise specified in such notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Fund under any contract to which the officer is a party.

Section 4. Vacancies in Office. A vacancy in any office because of death, declination to serve, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-laws for regular election or appointment to that office. The President may make temporary appointments to a vacant office pending action by the Board of Trustees.

Section 5. Chairman of the Board of Trustees. The Trustees shall elect a Trustee to serve as Chairman of the Board of Trustees. The Chairman of the Board of Trustees shall, if present, preside at meetings of the Board of Trustees and Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to the Chairman by the Board of Trustees or prescribed by these By-laws. In the absence, resignation, declination to serve, disability or death of the President, the Chairman shall exercise all the powers and perform all the duties of the President until his or her return, such disability shall be removed or a new President shall have been elected. It shall be understood that the election of any Trustee as Chairman shall not impose on that person any duty, obligation, or liability that is greater than the duties, obligations, and liabilities imposed on that person as a Trustee in the absence of such election, and no Trustee who is so elected shall be held to a higher standard of care by virtue thereof.

The Chairman may resign at any time by giving written notice of resignation to the Board of Trustees. Any such resignation shall take effect at the time specified in such notice, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

The Chairman may be removed by majority vote of the Board of Trustees with or without cause at any time.

Any vacancy in the office of Chairman, arising from any cause whatsoever, may be filled for the unexpired portion of the term of the office which shall be vacant by the vote of the Board of Trustees.

If, for any reason, the Chairman is absent from a meeting of the Board of Trustees, the Board of Trustees may select from among its members who are present at such meeting a Trustee to preside at such meeting.

Section 6. President. Subject to such supervisory powers, if any, as may be given by the Board of Trustees to the Chairman of the Board of Trustees, the President shall be the principal operating and executive officer of the Fund and shall, subject to the control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Fund. The President shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these By-laws.

Section 7. Vice Presidents. In the absence or disability of the President, the Executive Vice Presidents, Senior Vice Presidents or Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of, and be subject to all the restrictions upon, the President. The Executive Vice President, Senior Vice Presidents or Vice Presidents, whichever the case may be, shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees, these By-laws, the President or the Chairman of the Board of Trustees.

Section 8. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Fund or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at trustees' meetings or committee meetings, the number of Shares present or represented at Shareholders’ meetings, and the proceedings.

The Secretary shall cause to be kept at the principal executive office of the Fund or at the office of the Fund’s administrator, transfer agent or registrar, as determined by resolution of the Board of Trustees, a Share register or a duplicate Share register showing the names of all Shareholders and their addresses, the number and Classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Board of Trustees required by these By-laws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of Trustees or by these By-laws.

Section 9. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Fund and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Fund, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and Shares. The books of account shall at all reasonable times be open to inspection by any trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Fund with such depositories as may be designated by the Board of Trustees. The Treasurer shall disburse the funds of the Fund as may be ordered by the Board of Trustees, shall render to the President and Trustees, whenever they request it, an account of all of the Treasurer’s transactions as chief financial officer and of the financial condition of the Fund and shall have other powers and perform such other duties as may be prescribed by the Board of Trustees or these By-laws.

Section 10. Chief Legal Officer. The Chief Legal Officer shall serve as Chief Legal Officer for the Fund, solely for purposes of complying with the attorney conduct rules (“Attorney Conduct Rules”) enacted by the Securities Exchange Commission pursuant to Section 307 of the Sarbanes-Oxley Act of 2002 (“Section 307”). The Chief Legal Officer shall have the authority to exercise all powers permitted to be exercised by a chief legal officer pursuant to Section 307. The Chief Legal Officer, in his or her sole discretion, may delegate his or her responsibilities as Chief Legal Officer under the Attorney Conduct Rules to another attorney or firm of attorneys.

Section 11. Chief Compliance Officer. The Chief Compliance Officer shall be responsible for administering the Fund’s policies and procedures approved by the Board of Trustees under Rule 38a-1 of the 1940 Act, as applicable. Notwithstanding any other provision of these By-laws, the designation, removal and compensation of Chief Compliance Officer are subject to Rule 38a-1 under the 1940 Act, as applicable.

Section 12. Vice Chairman. Any Vice Chairman shall perform such duties as may be assigned to him or her from time to time by the Board of Trustees.

Section 13. Compensation. Officers and agents of the Fund may receive such compensation from the Fund for services and reimbursement for expenses as the Board of Trustees may determine.

ARTICLE VII

INSPECTION OF RECORDS AND REPORTS

Section 1. Maintenance and Inspection of Share Register. The Fund shall keep at its offices or at the office of its transfer or other duly authorized agent, records of its Shareholders, that provide the names and addresses of all Shareholders and the number and Classes, if any, of Shares held by each Shareholder. Such records may be inspected during the Fund’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Fund, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 2. Maintenance and Inspection of Declaration of Trust and By-laws. The Fund shall keep at its offices the original or a copy of the Declaration of Trust and these By-laws, as amended or restated from time to time, where they may be inspected during the Fund’s regular business hours by any Shareholder, or its duly authorized representative, upon reasonable written demand to the Fund, for any purpose reasonably related to such Shareholder’s interest as a Shareholder.

Section 3. Maintenance and Inspection of Other Records. The accounting books and records and minutes of proceedings of the Shareholders, the Board of Trustees, any committee of the Board of Trustees or any advisory committee shall be kept at such place or places designated by the Board of Trustees or, in the absence of such designation, at the offices of the Fund. The minutes and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.

If information is requested by a Shareholder, the Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary shall establish reasonable standards governing, without limitation, the information and documents to be furnished and the time and the location, if appropriate, of furnishing such information and documents. Costs of providing such information and documents shall be borne by the requesting Shareholder. The Fund shall be entitled to reimbursement for its direct, out-of-pocket expenses incurred in declining unreasonable requests (in whole or in part) for information or documents.

The Board of Trustees, or, in case the Board of Trustees does not act, the President, any Vice President or the Secretary may keep confidential from Shareholders for such period of time as the Board of Trustees or such officer, as applicable, deems reasonable any information that the Board of Trustees or such officer, as applicable, reasonably believes to be in the nature of trade secrets or other information that the Board of Trustees or such officer, as the case may be, in good faith believes would not be in the best interests of the Fund to disclose or that could damage the Fund or its business or that the Fund is required by law or by agreement with a third party to keep confidential.

Section 4. Inspection by Trustees. Every Trustee shall have the absolute right during the Fund’s regular business hours to inspect all books, records, and documents of every kind and the physical properties of the Fund. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

ARTICLE VIII DIVIDENDS

Section 1. Declaration of Dividends. Dividends upon the Shares of beneficial interest of the Fund may, subject to the provisions of the Declaration of Trust, if any, be declared by the Board of Trustees at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in Shares of the Fund.

Section 2. Delegation of Authority Relating to Dividends. The Trustees or the Executive Committee may delegate to any Officer or Agent of the Fund the ability to authorize the payment of dividends and the ability to fix the amount and other terms of a dividend regardless of whether or not such dividend has previously been authorized by the Trustees.

Section 3. Reserves. Before payment of any dividend, there may be set aside out of any funds of the Fund available for dividends such sum or sums as the Board of Trustees may, from time to time, in its absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Fund, or for such other purpose as the Board of Trustees shall deem to be in the best interests of the Fund, and the Board of Trustees may abolish any such reserve in the manner in which it was created.

ARTICLE IX

GENERAL MATTERS

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Fund shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with these By-laws or the resolution of the Board of Trustees.

Section 2. Contracts and Instruments; How Executed. The Board of Trustees, except as otherwise provided in these By-laws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Fund and this authority may be general or confined to specific instances, and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Fund by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Certificates for Shares. Should the Board of Trustees authorize the issuance of certificates certifying the ownership of Shares, a certificate or certificates for Shares of beneficial interest in any Class of the Fund may be issued to a Shareholder upon the Shareholder’s request when such Shares are fully paid. All certificates shall be signed in the name of the Fund by the Chairman of the Board of Trustees or the President or Vice President and by the Treasurer or an Assistant Treasurer or the Secretary, certifying the number of Shares and the Class of Shares owned by the Shareholders. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed on a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Fund with the same effect as if such person were an officer, transfer agent or registrar at the date of issue. Notwithstanding the foregoing, the Fund may adopt and use a system of issuance, recordation and transfer of its Shares by electronic or other means.

Section 4. Lost Certificates. Except as provided in Section 3 of this Article IX or this Section 4 of this Article IX, no new certificates for Shares shall be issued to replace an old certificate unless the latter is surrendered to the Fund and cancelled at the same time. The Board of Trustees may, in case any Share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the Board of Trustees may require, including a provision for indemnification of the Fund secured by a bond or other adequate security sufficient to protect the Fund against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the certificate or the issuance of the replacement certificate.

Section 5. Representation of Shares of Other Entities Held by the Fund. The President or any Vice President or any other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote or represent on behalf of the Fund any and all shares of any corporation, partnership, trust or other entity, foreign or domestic, standing in the name of the Fund. The authority granted may be exercised in person or by a proxy duly executed by such designated person.

Section 6. Bonds and Other Security. If required by the Board of Trustees, any officer, agent or employee of the Fund shall give a bond or other security for the faithful performance of his or her duties, in such amount and with such surety or sureties as the Trustees may require.

Section 7. Transfer of Shares. In all cases of transfer by an attorney-in-fact, the original power of attorney, or an official copy thereof duly certified, shall be deposited and remain with the Fund, its transfer agent or other duly authorized agent. In case of transfers by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be presented to the Fund, transfer agent or other duly authorized agent, and may be required to be deposited and remain with the Fund, its transfer agent or other duly authorized agent.

Section 8. Holders of Record. The Fund shall be entitled to treat the holder of record of any Share or Shares as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any other person, whether or not the Fund shall have express or other notice thereof.

Section 9. Fiscal Year. The fiscal year of the Fund shall be fixed and re-fixed or changed from time to time by the Board of Trustees.

Section 10. Seal. The Board of Trustees may adopt a seal which shall be in such form and have such inscription as the Trustees may from time to time determine. Any Trustee or officer of the Fund shall have authority to affix the seal to any document, provided that the failure to affix the seal shall not affect the validity or effectiveness of any document.

Section 11. Writings. To the fullest extent permitted by applicable laws and regulations: (i) all requirements in these By-laws that any action be taken by means of any writing, including any written instrument, any written consent or any written agreement, shall be deemed to be satisfied by means of any electronic record in such form that is acceptable to the Trustees; and (ii) all requirements in these By-laws that any writing be signed shall be deemed to be satisfied by any electronic signature or other electronic means in such form that is acceptable to the Trustees.

Section 12. Severability. The provisions of these By-laws are severable. If the Board of Trustees determines, with the advice of counsel, that any provision hereof conflicts with applicable provisions of the 1940 Act or other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-laws.

Section 13. Headings. Headings are placed in these By-laws for convenience of reference only. In case of any conflict, the text of these By-laws, rather than the headings, shall control. The other principles of construction set forth in Section 11.8 of the Declaration of Trust also shall apply to these By-laws.

ARTICLE X AMENDMENTS

These By-laws may be restated, amended, supplemented or repealed by a majority of the Trustees then in office without any authorization or approval of the Shareholders.

Effective: October 1, 2016

AMENDMENT #1

TO THE BY-LAWS OF

FEDERATED PROJECT AND TRADE FINANCE TENDER FUND

Effective August 17, 2018

Delete Article IX, Indemnification of Trustees and Officers in its entirety and replace with the following:

Article IX Indemnification of Trustees and Officers

Section 1. Indemnification. The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an "indemnitee") against: (a) any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, by virtue of his being or having been a Trustee or officer of the Trust or his serving or having served as a trustee, director, officer, partner, or fiduciary of another trust, corporation, partnership, joint venture, or other enterprise at the request of the Trust; and (b) any liabilities and expenses, including, without limitation, the cost of credit monitoring, incurred by the indemnified representative as a result of the indemnified representative, while acting in an indemnified capacity, having provided personally identifiable information, including, without limitation, birthdates, social security numbers, driver’s license numbers or passport numbers, to a regulator or counterparty by or with whom the Trust, or its series, is regulated or engages in business to satisfy a legal or procedural requirement of such regulator or counterparty, including, without limitation, know-your-customer or anti- money laundering requirements, and the security of such personally identifiable information is compromised and used to the detriment of the indemnified representative; provided, however, that, in the case of clause (a) and clause (b), no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "disabling conduct").

Section 2. Actions By Trustee Against The Trust. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (i) was authorized by a majority of the Trustees or (ii) was instituted by the indemnitee to enforce his rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification.

Section 3. Survival. The rights to indemnification set forth herein shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his heirs, executors and personal and legal representatives.

Section 4. Amendments. No amendment or restatement of these by-laws or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

Section 5. Procedure. Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither "interested persons" of the Trust (as defined in Section 2(a)(19) of the 1940 Act) nor parties to the proceeding ("Disinterested Non-Party Trustees"), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable (or even if obtainable, if such majority so directs) independent legal counsel in a written opinion concludes, based on a review of readily available facts (as opposed to a full trial-type inquiry) that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (f) below.

Section 6. Advances. The Trust shall make advance payments in connection with the expenses of defending any action or other matter with respect to which indemnification might be sought hereunder if the Trust receives a written undertaking to reimburse the Trust if it is subsequently determined that the indemnitee is not entitled to such indemnification. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the indemnitee ultimately will be found entitled to indemnification.

Section 7. Other Rights. The rights accruing to any indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Declaration of Trust or the by- laws of the Trust, by contract or otherwise under law, by a vote of shareholders or Trustees who are "disinterested persons" (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he may be lawfully entitled.

Section 8. Indemnification Of Employees And Agents. Subject to any limitations provided by the Investment Company Act of 1940 Act or otherwise under the Declaration of Trust or the by-laws of the Trust, contract or otherwise under law, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other persons providing services to the Trust or serving in any capacity at the request of the Trust to the full extent permitted by applicable law, provided that such indemnification has been approved by a majority of the Trustees.